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                                                                   EXHIBIT 17(a)


           VOTE THIS PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE

                       THE EXPENSE OF ADDITIONAL MAILINGS


          . Please fold and detach card at perforation before mailing .

SMITH BARNEY MONEY FUNDS, INC. -- RETIREMENT PORTFOLIO

PORTFOLIO MEETING: October 31, 2003 AT 10 A.M.      PROXY SOLICITED BY THE BOARD
                                                                    OF DIRECTORS


     The undersigned holder of shares of the Retirement Portfolio (the "Retirement Portfolio"), a series of Smith Barney Money Funds, Inc. (the "Corporation"), hereby appoints R. Jay Gerken, Lewis E. Daidone, Christina T. Sydor and Gordon E. Swartz, and each of them, attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Retirement Portfolio that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Retirement Portfolio to be held at The Citigroup Center, 153 East 53/rd/ Street, 14/th/ Floor, New York, New York 10048 on October 31, 2003 at 10:00 A.M., and any adjournment or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Prospectus/Proxy Statement dated August __, 2003 and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

     Vote via the Facsimile: 1-888-___-____
     Vote via the Internet: https;//vote.proxydirect.com
     Vote via the telephone: 1-800-___-____
     Control Number: ______________________


                      PLEASE SIGN, DATE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE

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                               Date:__________________________


                               Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


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                               Signature(s) Title(s), if applicable


          . Please fold and detach card at perforation before mailing .


     Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

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                                                     FOR     AGAINST     ABSTAIN

1.      To approve the Corporation's Plan of         [_]       [_]         [_]
    Reorganization providing for (i) the
    acquisition of all of the assets and
    liabilities of the Retirement Portfolio (the
    "Acquired Fund"), a series of Smith Barney Money Funds,
    Inc. ("Money Funds") by Cash Portfolio (the
    "Acquiring Fund"), also a series of Money
    Funds, (ii) the amendment of the Money Funds'
    Charter reclassifying all shares of the
    Acquired Fund as shares of the Acquiring Fund and (iii) the accomplishment of the reclassification by the issuance of Class A shares of the Acquiring Fund to shareholders of the Acquiring Fund.

       NOTE: your proxy is not valid unless it is signed on the reverse side.